                                                                     Exhibit 3.5

                       AMENDED AND RESTATED CERTIFICATE
                               OF INCORPORATION

                                      OF

                                PHONE.COM, INC.

Alain Rossmann hereby certifies that:

     1. The original name of this corporation was Libris, Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is December 16, 1994.

     2. He is the duly elected and acting Chief Executive Officer and Secretary of Phone.com, Inc., a Delaware corporation.

     3. The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:


                                      "I

     The name of the Corporation is Phone.com, Inc.


                                      II

     The address of the registered office of the Corporation in the State of Delaware is:

               The Prentice-Hall Corporation System, Inc.
               1013 Center Road
               Wilmington, DE  19805

     The name of the Corporation's registered agent at said address is The Prentice-Hall Corporation System, Inc.


                                      III

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.


                                       IV

     Upon the effective date of the filing of this Amended and Restated Certificate of Incorporation, every three (3) shares of this corporation's outstanding Common Stock and Preferred stock shall be converted and reconstituted into two (2) shares of the like class and series of the corporation's capital stock from which such shares were converted (the "Stock
                                                                        -----
Split").  The number of shares to be issued shall be rounded to the nearest
-----
whole share. No fractional shares shall be issued. All share amounts and amounts per share set forth in this

Amended and Restated Certificate of Incorporation have been appropriately adjusted to reflect the Stock Split.

     This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is 52,332,339 shares, 32,001,600 shares of which shall be Common Stock (the "Common Stock") and 20,330,739 shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001 ) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.

     A. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation (voting together on an as-if-converted basis).

     B. A description of the respective classes and series of stock and a statement of the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

          1.  Designation and Amount.  There shall be designated a Series A
              ----------------------
Preferred Stock (the "Series A Preferred"), a Series B Preferred Stock (the "Series B Preferred") and a Series C Preferred Stock ("Series C Preferred"), a Series D Preferred Stock (the "Series D Preferred") and a Series E Preferred Stock (the "Series E Preferred"). The number of shares constituting such Series A Preferred shall be 4,732,237, the number of shares constituting such Series B Preferred shall be 4,000,200, the number of shares constituting such Series C Preferred shall be 2,666,800, the number of shares constituting such Series D Preferred shall be 6,445,207 and the number of shares constituting such Series E Preferred shall be 2,486,295.

              The Board of Directors of the Corporation ("Board") is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to Preferred Stock or series thereof in Certificates of Determination or the Corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of any series of Preferred Stock, the rights, privileges, preferences and restrictions of any such additional series may be subordinate to, pari passu with (including, without
                                         ---- -----
limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board is also authorized to increase or decrease the number of shares of any series (other than Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred), prior or subsequent to the issue of that series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          2.  Dividends and Distributions.
              ---------------------------

              (a) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, an annual cash dividend in the amount of $0.0499, $0.1675, $0.3811, $0.5082 and $0.7240 per share, respectively (as adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like (collectively, a "Recapitalization") with respect to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, respectively), prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) on the Common Stock of the Corporation. Such dividends shall not be cumulative, and no right shall accrue to holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred by reason of the fact that dividends on such shares are not declared or paid in any year. Dividends, if paid or declared and set apart for payment, must be paid or declared and set apart for payment in full on the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred contemporaneously, or if less than full dividends are paid or declared and set apart for payment on the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, the same percentage of dividends shall be paid or declared and set apart for payment on each such series of Preferred Stock, based on the aggregate dividend preference of each such series.

              (b) Notwithstanding Section 2(a) hereof, the Corporation may at any time, out of funds legally available therefor, repurchase shares of Common Stock of the corporation (i) issued to or held by employees, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, or (ii) issued to or held by any person subject to the Corporation's right of first refusal to purchase such shares where the purchase is pursuant to the exercise of such right of first refusal, in either case whether or not dividends on the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall have been declared and paid or funds set aside therefor.

          3.  Liquidation Rights.  In the event of any liquidation, dissolution
              ------------------
or winding up of the Corporation, whether voluntary or involuntary, distributions shall be made to the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred in respect of such Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, respectively, before any amount shall be paid to the holders of Common Stock in respect of such Common Stock, in the following manner:

              (a)   Series A Preferred, Series B Preferred, Series C Preferred,
                    -----------------------------------------------------------
Series D Preferred and Series E Preferred. The holders of the Series A Preferred
-----------------------------------------
shall be entitled to be paid first out of the assets of capital stock an amount per share equal to (i) $0.4999, as adjusted for any Recapitalization with respect to the Series A Preferred plus (ii) all declared and unpaid dividends, if any. The holders of the Series B Preferred shall be entitled to be paid first out of the assets of capital stock an amount per share equal to (i) $1.6750, as adjusted for any Recapitalization with respect to the Series B Preferred plus (ii) all declared and unpaid dividends, if any. The holders of the Series C Preferred Stock shall be entitled to be paid first out of the assets of capital stock an amount per share equal to (i) $3.8109, as adjusted for any Recapitalization with respect to the Series C Preferred plus (ii) all declared and unpaid dividends, if any. The holders of the Series D Preferred Stock shall be entitled to be paid first out of the assets of capital stock an amount per share equal to (i) $5.0813 per share, as adjusted for any Recapitalization with respect to the Series D Preferred plus (ii) all declared and unpaid dividends, if any. The holders of the Series E Preferred Stock shall be entitled to be paid first out of the assets of capital stock an amount per share equal to (i) $7.2397 per share, as adjusted for any Recapitalization with respect to the Series E Preferred plus (ii) all declared and unpaid dividends, if any. If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds thus distributed among the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be insufficient to permit the payment to such holders of their full liquidation preferences, then the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock shall be distributed ratably among the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred in proportion to the aggregate preferential amounts owed to each such holder.

              (b)   Common Stock.  If assets are remaining after payment of the
                    ------------
full preferential amount with respect to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred set forth in Section 3(a) above, then the holders of the Common Stock shall be entitled to share ratably in all such remaining assets and surplus funds.

              (c)   Events Deemed a Liquidation.  For purposes of this Section
                    ---------------------------
3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by and to include the consolidation or merger of the Corporation with or into any other corporation or the sale by the Corporation of all or substantially all of its assets (or any series of related transactions resulting in the sale or other transfer of all or substantially all of its assets) unless the stockholders of the Corporation immediately prior to any such transaction are holders, directly or indirectly, of a majority of the voting securities of the surviving or acquiring corporation immediately thereafter (and for purposes of this calculation equity securities which any stockholder or the Corporation owned immediately prior to such merger or consolidation as a stockholder of another party to the transaction shall be disregarded).

              (d)   Valuation of Securities and Property.  In the event the
                    ------------------------------------
Corporation proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Corporation, the value of the assets to be distributed to the holders of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be determined in good faith by the Board. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

                    (i) If traded on a securities exchange, the value shall be deemed to the average of the security's closing prices on such exchange over the thirty (30) day period ending three (3) days prior to the distribution;

                    (ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

                    (iii) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board. The holders of at least 50% of the outstanding Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred taken together shall have the right to challenge any determination by the Board of fair market value pursuant to this Section 3(d), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

          (e) The Corporation shall give each holder of record of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred written notice of such impending transaction not later than twenty
(20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this paragraph IV(B)(3), and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred which is entitled to such notice rights or similar notice rights and which represents at least a majority of the voting power of all then outstanding shares of such Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred taken together.

          4.  Conversion.  The holders of the Series A Preferred, Series B
              ----------
Preferred, Series C Preferred, Series D Preferred and Series E Preferred have conversion rights as follows (the "Conversion Rights"):

              (a)   Right to Convert.  Each share of Series A Preferred, Series
                    ----------------
B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall initially be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into the number of fully paid and nonassessable shares of Common Stock which results from dividing the per share Conversion Value (as hereinafter defined) of such series by the Conversion Price (as hereinafter defined) per share in effect for such series at the time of conversion. The initial Conversion Price per share of the Series A Preferred shall be $0.4999, and the Conversion Value per share of the Series A Preferred shall be $0.4999. The initial Conversion Price per share of the Series B Preferred shall be $1.6750, and the Conversion Value per share of the Series B Preferred shall be $1.6750. The initial Conversion Price per share of the Series C Preferred shall be $3.8109, and the Conversion Value per share of the Series C Preferred shall be $3.8109. The initial Conversion Price per share of the Series D Preferred shall be $5.0813 per share, and the Conversion Value per share of the Series D Preferred shall be $5.0813. The initial Conversion Price per share of the Series E Preferred shall be $7.2397 per share, and the Conversion Value per share of the Series E Preferred shall be $7.2397. The initial Conversion Price per share of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be subject to adjustment from time to time as provided in Section 4(d) hereof. Upon conversion under this or the next succeeding paragraph, all declared and unpaid dividends on the applicable shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be paid in cash, to the extent legally permitted.

              (b)   Automatic Conversion.  Each share of Series A Preferred,
                    --------------------
Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall automatically be converted into shares of Common Stock upon: (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of securities for the account of the Corporation to the public, the gross proceeds to the Company and/or Selling Stockholders of which exceed $30,000,000 at a price to the public of at least $9.6288 per share (appropriately adjusted for any Recapitalization of the Common Stock after the date on which the first share of Series E Preferred was issued (the "Original Issue Date")); or (ii) the written consent of holders of not less than two-thirds (2/3) of the then-outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred taken together, provided that no automatic conversion of any series of Preferred Stock shall occur under this clause (ii) if, upon being solicited for consent to such conversion, the holders of more than two-thirds (2/3) of the then-outstanding shares of such series shall have both failed to consent to such conversion and, within 10 days of the mailing of such solicitation, objected thereto in writing.

              (c)   Mechanics of Conversion.  Before any holder of Series A
                    -----------------------
Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred and shall give written notice to the Corporation at such office that he or she elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4(b) hereof, the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid and a check payable to the holder in the amount of any declared and unpaid dividends payable pursuant to Section 4(a) hereof, if any. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or, in the case of automatic conversion, immediately prior to the occurrence of the event leading to such automatic conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

              (d)   Adjustments to Conversion Price.
                    -------------------------------

                    (i)     Special Definitions. For purposes of this Section
                            -------------------
4(d), the following definitions shall apply:

                            (1)   "Options" shall mean rights, options or
                                   -------
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                            (2)   "Convertible Securities" shall mean any
                                   ----------------------
evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock (other than Options).

                            (3)   "Additional Shares of Common" shall mean all
                                   ---------------------------
shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                  (A)    upon conversion of shares of Series A
Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred or the exercise of securities convertible into or exchangeable for Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred that are issued and outstanding as of the Original Issue Date;

                                  (B)    to officers, directors or employees of,
or consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other employee stock incentive program or agreement approved by the Board.

                                  (C)    as a dividend or distribution on Series
A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred;

                                  (D)    in an event described in Section
4(d)(vi);

                                  (E)    as a dividend on Common Stock where the
Corporation declares or pays a Common Stock dividend on the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred in the same manner as declared or paid on the Common Stock; or

                                  (F)    by way of dividend or other
distribution on shares of Common Stock excluded from the definition of Additional Shares of Common by the foregoing clauses (A), (B), (C), (D), (E) or this clause (F).

                    (ii)    No Adjustment of Conversion Price. No adjustment in
                            ---------------------------------
the Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price for the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, in effect on the date of, and immediately prior to, such issue.

                    (iii)   Deemed Issue of Additional Shares of Common.
                            -------------------------------------------

                            (1)   Options and Convertible Securities. In the
                                  ----------------------------------
event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the exercise of such Options and conversions or exchange of such Convertible Securities shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common are deemed to be issued:

                                  (A)    except as provided in Section
4(d)(iii)(1)(B), no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities; and

                                  (B)    if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (other than under or by reason of provisions designed to protect against dilution), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                                  (C)    no readjustment pursuant to clause (B)
above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price on the original adjustment date or (2) the Conversion Price that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date.

                    (iv)    Adjustment of Conversion Price Upon Issuance of
                            -----------------------------------------------
Additional Shares of Common. In the event this Corporation at any time after the
---------------------------
Original Issue Date shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(d)(iii) without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred in effect on the date of and immediately prior to such issue, then and in each such event the Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, shall be reduced to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued; provided that, for the purposes of this Section 4(d)(iv), all shares of Common Stock issuable upon conversion of all outstanding Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred and upon exercise or conversion of all outstanding Options and Convertible Securities shall be deemed to be outstanding, and, immediately after any Additional Shares of Common are deemed issued pursuant to
Section 4(d)(iii), such Additional Shares of Common shall be deemed to be outstanding.

                    (v)     Determination of Consideration. For purposes of this
                            ------------------------------
Section 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                            (1)   Cash and Property.  Such consideration shall:
                                  -----------------

                                  (A)   insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation;

                                  (B)   insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined by the Board in the good faith exercise of its reasonable business judgment; and

                                  (C)   in the event Additional Shares of Common
are issued together with other shares or securities or other assets of the Corporation for consideration which converts both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                            (2)   Options and Convertible Securities. The
                                  ----------------------------------
consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 4(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                                  (A)    the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                  (B)    the maximum number of shares of Common
Stock as set forth in the instruments relating thereto, (without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (vi)    Other Adjustments to Conversion Price.
                            -------------------------------------

                            (1)   Subdivisions, Combinations, or Consolidations
                                  ---------------------------------------------
of Common Stock. In the event the outstanding shares of Common Stock shall be
---------------
subdivided, combined or consolidated after the Original Issue Date, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Common Stock, the Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted. Notwithstanding the foregoing, any adjustment of the Conversion Price pursuant to this paragraph (1) shall not be made if the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred are combined or consolidated in the same manner and at the same time as the outstanding shares of Common Stock.

                            (2)   Distribution of Other Than Cash Dividends Out
                                  ----------------------------------------------
of Retained Earnings. In case the Corporation shall declare a cash dividend upon
--------------------
its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall, concurrently with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such series of Preferred Stock is then convertible.

                            (3)   Reclassifications.  In the case, at any time
                                  -----------------
after the Original Issue Date, of any capital reorganization or any reclassification of the stock of the corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock or which is treated as a liquidation pursuant to Section 3(c)), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation, then the shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of such Preferred Stock into Common Stock. The provisions of this clause 4(d)(vi)(3) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

              (e)   Certificate as to Adjustments.  Upon the occurrence of each
                    -----------------------------
adjustment or readjustment of the Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred.

              (f)   Status of Converted Stock.  In case any shares of Series A
                    -------------------------
Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled, shall not be reissuable and shall cease to be a part of the authorized capital stock of the Corporation.

              (g)   Fractional Shares.  In lieu of any fractional shares to
                    -----------------
which a holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board. The number of whole shares issuable to each holder upon such conversion shall be determined on the basis of the number of shares of Common Stock issuable upon conversion of the total number of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, held by such holder at the time of converting into Common Stock.

              (h)   Miscellaneous.
                    -------------

                    (i) All calculations under this Section 4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                    (ii) The holders of at least 50% of the outstanding Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred taken together shall have the right to challenge any determination by the Board of fair value pursuant to this Section 4, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

                    (iii) No adjustment in the Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred need be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.

              (i)   No Impairment.  The corporation will not through any
                    -------------
reorganization, Recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred against impairment.

              (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred , such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          5.  Voting Rights.  Except as otherwise required by law or by Section
              -------------
8 hereof, each holder of shares of Common Stock issued and outstanding shall have one vote for each share, and each holder of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred issued and outstanding shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall not, however, be permitted, and any fractional voting rights shall (after aggregating all shares into which shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred held by each holder could be converted) be rounded to the nearest whole number.

          6.  Notices of Record Date.  In the event of any taking by the
              ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken from the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          7.  Notices.  Any notice required by the provisions of the Certificate
              -------
to be given to the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this Corporation.

          8.  Protective Provisions.
              ---------------------

              (a) So long as any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of a majority of the then-outstanding shares of such Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, voting together as a separate class, take any action that:

                    (i) authorizes any dividend or other distribution with respect to Common Stock (other than a dividend payable in Common Stock or as authorized by Section 2(b));or

                    (ii) results in the consolidation or merger with or into any other corporation or the sale of all or substantially all of the assets of this Corporation (or any series of related transactions resulting in the sale or other transfer of all or substantially all of the assets of this Corporation) unless the stockholders of this Corporation immediately prior to any such transaction are holders, directly or indirectly, of a majority of the voting securities of the surviving or acquiring corporation immediately thereafter (and for purposes of this calculation equity securities which any stockholder or the Corporation owned immediately prior to such merger or consolidation as a stockholder of another party to the transaction shall be disregarded); or

                    (iii) creates any new class or series that is on a parity with an existing class or series of Preferred Stock with respect to voting, dividends or liquidation preferences.

              (b) So long as any shares of Series A Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of a majority of the then-outstanding shares of such Series A Preferred, voting as a separate class, take any action that:

                    (i) alters the rights, preferences or privileges of the Series A Preferred in any manner that is adverse to the holders thereof without so effecting the entire class of Preferred Stock (provided, however, that the creation of a new class or series of shares that is on a parity with the Series A Preferred with respect to voting, dividends or liquidation preferences shall not be deemed to constitute a materially adverse alteration of the rights, preferences and privileges of the Series A Preferred); or

                    (ii) creates any new class or series of shares that has a preference over the Series A Preferred with respect to voting, dividends or liquidation preferences.

              (c) So long as any shares of Series B Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of a majority of the then-outstanding shares of such Series B Preferred, voting as a separate class, take any action that:

                    (i) alters the rights, preferences or privileges of the Series B Preferred in any manner that is adverse to the holders thereof without so effecting the entire class of Preferred Stock (provided however that the creation of a new class or series of shares that is on a parity with the Series B Preferred with respect to voting, dividends or liquidation preferences shall not be deemed to constitute a materially adverse alteration of the rights, preferences and privileges of the Series B Preferred); or

                    (ii) creates any new class or series of shares that has a preference over the Series B Preferred with respect to voting, dividends or liquidation preferences.

              (d) So long as any shares of Series C Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of a majority of the then-outstanding shares of such Series C Preferred, voting as a separate class, take any action that:

                    (i) alters the rights, preferences or privileges of the Series C Preferred in any manner that is adverse to the holders thereof without so effecting the entire class of Preferred Stock (provided however that the creation of a new class or series of shares that is on a parity with the Series C Preferred with respect to voting, dividends or liquidation preferences shall not be deemed to constitute a materially adverse alteration of the rights, preferences and privileges of the Series C Preferred); or

                    (ii) creates any new class or series of shares that has a preference over the Series C Preferred with respect to voting, dividends or liquidation preferences.

              (e) So long as any shares of Series D Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of a majority of the then-outstanding shares of such Series D Preferred, voting as a separate class, take any action that:

                    (i) alters the rights, preferences or privileges of the Series D Preferred in any manner that is adverse to the holders thereof without so effecting the entire class of Preferred Stock (provided however that the creation of a new class or series of shares that is on a parity with the Series D Preferred with respect to voting, dividends or liquidation preferences shall not be deemed to constitute a materially adverse alteration of the rights, preferences and privileges of the Series D Preferred); or

                    (ii) creates any new class or series of shares that has a preference over the Series D Preferred with respect to voting, dividends or liquidation preferences.

              (e) So long as any shares of Series E Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of a majority of the then-outstanding shares of such Series E Preferred, voting as a separate class, take any action that:

                    (i) alters the rights, preferences or privileges of the Series E Preferred in any manner that is adverse to the holders thereof without so effecting the entire class of Preferred Stock (provided however that the creation of a new class or series of shares that is on a parity with the Series E Preferred with respect to voting, dividends or liquidation preferences shall not be deemed to constitute a materially adverse alteration of the rights, preferences and privileges of the Series E Preferred); or

                    (ii) creates any new class or series of shares that has a preference over the Series E Preferred with respect to voting, dividends or liquidation preferences.

                                       V

     A. To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Article V does not affect the availability of equitable remedies for breach of fiduciary duties.

     B. Any repeal or modification of this Article V shall be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VI

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

          1. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board. The number of directors which shall constitute the whole Board shall be fixed by the Board in the manner provided in the Bylaws.

          2. The Board may from time to time make, amend, supplement or repeal the Bylaws.

          3. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                                      VII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation where such amendment, alteration, change or repeal is prescribed by statute, in the manner prescribed by such statute, and all rights conferred upon the stockholders herein are granted subject to this right.

          Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provision of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority-in-number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the

Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation."

     4. This Amended and Restated Certificate of Incorporation has been duly approved and adopted by the Board of Directors of this Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     5. This Amended and Restated Certificate of Incorporation has been duly approved, in accordance with Section 242 of the General Corporation Law of the State of Delaware, by the written consent of the holders of the majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, and written notice of such action has been given to the holders of such shares who did not so consent, in each case in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Phone.coom, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by the Chief Executive Officer and the Secretary on this __th day of ___________, 1999.


                                    PHONE.COM, INC.



                                    By______________________________________
                                     Alain Rossmann, Chief Executive Officer

ATTEST:


 By_______________________________
   Alain Rossmann, Secretary